Exhibit 10.1

Exchange agreement

This Exchange Agreement (this “Agreement”) is made as of March 13, 2024, by and among Unicycive Therapeutics, Inc., a Delaware corporation (the “Company”), and the holder of shares of Series A Preferred Stock (as defined in the Current Charter) listed on Exhibit A attached hereto (such shares the “Surrendered Shares” and the holder, the “Exchanging Holder”).

RECITALS

A. The Company has offered to the Exchanging Holder, and the Exchanging Holder has accepted, the opportunity to exchange the Surrendered Shares for newly issued shares of Exchanged Preferred (as defined below).

B. Exhibit A attached hereto indicates the number of shares of each series of Exchanged Preferred to be issued to the Exchanging Holder (the “Exchanged Shares”).

C. In connection with transactions contemplated hereby, the Company and certain investors who acquired warrants from the Company (“Original Warrants”) in connection with that certain Securities Purchase Agreement, dated as of March 3, 2023, by and among the Company and the purchasers thereto, desire to amend and restate the Original Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereby agree as follows:

1. Issuance and Exchange of Securities; Elimination of Preferred Stock; Designation of Preferred Stock.

(a) The parties hereto acknowledge that as of the time of the execution of this Agreement (the “Execution Time”), the Company had authorized 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which (a) 30,190 shares were designated as Series A-1 preferred stock, par value $0.001 per share (the “Series A-1 Preferred Stock”), none of which were outstanding, (b) 1,800,000 shares were designated as Series A-2 preferred stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), 43,649,000 shares of which were outstanding, (c) 1,800,000 shares were designated as Series A-3 preferred stock, par value $0.001 per share (the “Series A-3 Preferred Stock”), none of which were outstanding, (d) 1,800,000 shares were designated as Series A-4 preferred stock, par value $0.001 per share (the “Series A-4 Preferred Stock”), none of which were outstanding, (e) 3,600,000 shares were designated as Series A-5 preferred stock, par value $0.001 per share (the “Series A-5 Preferred Stock” and together with the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock, the “Currently Designated Preferred Stock”), none of which were outstanding.

(b) At the Execution Time and in connection with the filing of the Certificates of Elimination (as defined below), each Exchanging Holder shall automatically and without further action on the part of such Exchanging Holder be deemed to surrender the Surrendered Shares owned by such Exchanging Holder to the Company in exchange for the number of shares of new Preferred Stock, which shall be established pursuant to a new Amended and Restated Certificate of Designation in the form of Exhibit B attached hereto (the “New Certificate of Designation”), to be issued as set forth in Exhibit A hereto. The newly issued shares of new Preferred Stock established by the New Certificate of Designation are referred to herein as “Exchanged Preferred.”

(c) On the day of the Execution Time, the Company shall cause to be filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) certificates of elimination, in the forms attached hereto as Exhibit C (the “Certificates of Elimination”), to eliminate from the Certificate of Incorporation of the Company the Currently Designated Preferred Stock. To effect such eliminations and the Exchange contemplated by this Agreement, each Exchanging Holder hereby (1) surrenders, transfers, conveys and assigns the Surrendered Shares, and all rights, title and interest therein and thereto held by the Exchanging Holder, free and clear of any liens or encumbrances, to the Company, effective immediately before the filing of the Certificates of Elimination with the Secretary of State become effective, and (2) hereby irrevocably constitute and appoint each officer of the Company as its duly authorized agent and attorney-in-fact to transfer said shares on the books of said corporation with full power of substitution in the premises. The Company shall cause the Surrendered Shares to be retired at the same time they are so surrendered.

(d) On the day of the Execution Time, and following the effectiveness of the filing of the Certificates of Elimination with the Secretary of State, the Company shall cause to be filed with the Office of the Secretary of State the New Certificate of Designations.

(e) Upon the effectiveness of the filing of the New Certificate of Designation with the Secretary of State (the “CoD Effective Time”), the Company shall issue to the Exchanging Holder, and the Exchanging Holder shall accept from the Company, the number of each series of newly issued Exchanged Shares set forth opposite the Exchanging Holder’s name on Exhibit A hereto in consideration for the surrender, transfer, conveyance and assignment by the Exchanging Holder of the Surrendered Shares and such Exchanging Holder’s right, title and interest in and to the Surrendered Shares, free and clear of any liens or encumbrances, to the Company.

(f) The Company and the Exchanging Holder acknowledge that both the Surrendered Shares and the Exchanged Shares are uncertificated, and thus the Exchange shall be electronically recorded with Pacific Stock Transfer Company, the Company’s transfer agent.

(g) Fractional shares of Exchanged Preferred or Common Stock may be issued pursuant to this Agreement.

2. Closing.

(a) Subject to the satisfaction of the conditions set forth in Section 6 hereof, the delivery of the Surrendered Shares to the Company and the issuance of the Exchanged Shares to the Exchanging Holder shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Exchanging Holder mutually agree, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing (and specifically at the times set forth above), the Company will issue to the Exchanging Holder and reflect in its books and records the number of Exchanged Shares that the Exchanging Holder will acquire hereunder.

3. Defined Terms. In addition to the terms defined herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Current Charter” means the Amended and Restated Certificate of Incorporation of the Company, including the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock, each in effect as of the Execution Time.

(b) “Exchange” means the exchange of the Surrendered Shares for the Exchanged Shares, as contemplated by this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Exchanging Holders that the following representations and warranties are true and complete as of the date hereof and as of the Closing:

(a) Organization, Good Standing. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization. The execution, delivery and performance of this Agreement is within the power and authority of the Company and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Securities.

i. The Exchanged Shares, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the applicable Exchanging Holder. Based in part upon the representations of the Exchanging Holders in Section 5 of this Agreement, the Exchanged Shares will be issued in compliance with all applicable federal and state securities laws. The Company covenants that neither it nor any authorized agent acting on its behalf will take any action hereafter that would cause the failure of such compliance.

ii. Based in part upon the representations of the Exchanging Holders in Section 5 of this Agreement, the Common Stock issuable upon conversion of the Exchanged Shares has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the New Certificate of Designation, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the applicable Exchanging Holder, and will be issued in compliance with all applicable federal and state securities laws.

5. Representations, Warranties of Exchanging Holders. The Exchanging Holder hereby represents and warrants, severally and not jointly, to the Company that the following representations and warranties are true and complete as of the date hereof and as of the Closing:

(a) Authorization. The execution, delivery and performance of this Agreement are within the power and authority of the Exchanging Holder and have been duly authorized by all necessary action (corporate, limited liability company, limited partnership or otherwise) on the part of the Exchanging Holder. This Agreement has been duly executed and delivered by the Exchanging Holder and constitutes a valid and legally binding obligation of the Exchanging Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Title to Surrendered Shares. Such Exchanging Holder has good and marketable title to, and is the legal and beneficial owner of, the Surrendered Shares listed opposite the Exchanging Holder’s name on Exhibit A, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and the Bylaws of the Company and applicable state and federal securities laws and liens.

(c) Acknowledgement Regarding Exchanged Shares. The Company and the Exchanging Holders hereby acknowledge and agree that the Exchanged Shares shall have the rights, preferences and privileges set forth the New Certificate of Designation.

(d) Investment Intent. Such Exchanging Holder is acquiring the Exchanged Shares for its own account for investment, and not with a view to any distribution or resale thereof in violation of the Act, or any other applicable securities laws, and the Exchanging Holder has no present plans to enter into any arrangement for any such distribution or resale.

(e) Accredited Investor. Such Exchanging Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act.

6. Closing Conditions. The obligations of the Company and the Exchanging Holders to consummate the Closing under this Agreement are subject to the fulfillment or waiver, at or before the Closing, of the following condition: each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

7. Tax Treatment. The parties hereto shall treat the Exchange as a tax-free recapitalization under Sections 368(a)(1)(e) and/or 1036 of the Code, unless otherwise required by law.

8. General Provisions.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, if such court does not have or declines to accept jurisdiction, the federal courts located in the State of Delaware). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effective (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, in each case, addressed to the party to be notified at such party’s address as set forth on the signature page hereto (with a copy to any additional parties so indicated on the signature page of an Exchanging Holder) or as subsequently modified by written notice pursuant to this Section 7(c). If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112, Attention: Jeffrey Fessler, E-mail: jfessler@sheppardmullin.com.

(d) Consent to Electronic Notice. Each Exchanging Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Exchanging Holder’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Exchanging Holder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

(e) Amendments. This Agreement and any term thereof may be amended or terminated only with the written consent of the Company and the Exchanging Holder. Any amendment effected in accordance with this Section 7(e) shall be binding upon the Exchanging Holder and the Company.

(f) Fees and Expenses. Except as otherwise provided herein, all fees and expenses including all legal fees and expenses incurred in connection with or related to this Agreement, the amendment and restatement of the Original Warrants and the transactions contemplated hereby and thereby shall be paid by the Company, whether or not such transactions are consummated.

(g) Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Entire Agreement. This Agreement (and the documents referred to herein) constitutes the full and entire understanding and agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between or among the parties hereto are expressly canceled and superseded.

(i) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the parties hereto. No assignment of any rights or obligations pursuant to this Agreement may be made by an Exchanging Holder.

(j) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(k) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then, to the maximum extent permitted by law (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

(l) Further Assurances. The parties hereto agree to sign all other necessary documents and take all other actions as may be reasonably required or requested by any other party hereto in order to implement and consummate this Agreement and the transactions herein contemplated.

(m) No Presumption Against Drafting Party. Each party to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including any legal decision, that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

COMPANY:

UNICYCIVE THERAPEUTICS, INC.

By:

Name: Shalabh Gupta

Title: CEO

Address:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

EXCHANGING HOLDERS:

[_________]

By:

Name:

Title:

Address:

With a copy to:

[Signature Page to Exchange Agreement]

Exhibit A

Names	Series of Surrendered Shares	Number of Surrendered Shares	Series of Exchanged Shares	Number of Exchanged Shares
Vivo Opportunity Fund Holdings, L.P.	Series A-2 Convertible Preferred Stock	13,429,000	Series A-2 Prime Preferred Stock	6,580.21
RA Capital Healthcare Fund, L.P.	Series A-2 Convertible Preferred Stock	11,014,000	Series A-2 Prime Preferred Stock	5,396.86
NCP RFM LP	Series A-2 Convertible Preferred Stock	1,618,000	Series A-2 Prime Preferred Stock	792.82
Blackwell Partners LLC - Series A	Series A-2 Convertible Preferred Stock	6,231,000	Series A-2 Prime Preferred Stock	3,053.19
Pinehurst Partners, L.P., c/o Corporation Trust Center	Series A-2 Convertible Preferred Stock	1,398,000	Series A-2 Prime Preferred Stock	685.02
Biotechnology Value Fund, L.P.	Series A-2 Convertible Preferred Stock	4,590,000	Series A-2 Prime Preferred Stock	2,249.10
Biotechnology Value Fund II, L.P.	Series A-2 Convertible Preferred Stock	3,490,000	Series A-2 Prime Preferred Stock	1,710.10
Biotechnology Value Trading Fund OS LP	Series A-2 Convertible Preferred Stock	400,000	Series A-2 Prime Preferred Stock	196.00
MSI BVF SPV, LLC	Series A-2 Convertible Preferred Stock	120,000	Series A-2 Prime Preferred Stock	58.80
Logos Opportunities Fund III LP	Series A-2 Convertible Preferred Stock	1,359,000	Series A-2 Prime Preferred Stock	665.91

Exhibit B

New Certificate of Designation

[Attached.]

Exhibit C

Certificates of Elimination

[Attached.]